EXHIBIT 10.11
AMENDED AND RESTATED
COLLATERAL SAFEKEEPING AGREEMENT
     THIS AMENDED AND RESTATED COLLATERAL SAFEKEEPING AGREEMENT (this “Agreement”) dated as of the 29th day of May, 2005, is entered into by WINTRUST FINANCIAL CORPORATION (the “Borrower”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the “Bank”), and STANDARD FEDERAL BANK, N.A., a national banking association (the “Custodian”).
     A. The Bank and the Borrower have previously entered into that certain Amended and Restated Collateral Safekeeping Agreement dated as of May 29, 2002, as thereafter amended from time to time (the “Prior Collateral Safekeeping Agreement”, in connection with that certain Revolving Loan Agreement dated as of September 1, 1996, as thereafter amended from time to time (the “Prior Loan”).
     B. The Prior Loan is secured by a pledge of certain securities which were deposited with the Custodian pursuant to the Prior Collateral Safekeeping Agreement.
     C. The Bank and Borrower have agreed to enter into a Third Amendment to Second Amended and Restated Loan Agreement (the “Loan Agreement”) and the parties thereto believe that it is in their respective best interests to amended and restate their arrangement with respect to the collateral safekeeping of the securities pledged to secure the obligations under the Loan Agreement.
     NOW, THEREFORE, In consideration of the foregoing, the parties hereto agree as follows:
     1. Collateral Shares. As security for the payment of the obligations of the Borrower to the Bank, whether now or hereafter existing and howsoever evidenced, or any extension or renewal thereof, including, without limitation, the loans made to Borrower from time to time under the Loan Agreement (the “Obligations”), Borrower has previously pledged and assigned to the Bank, among other things, the following shares (collectively, the “Collateral Shares”):
     (i) 210,730 shares of common stock of Lake Forest Bank & Trust Company;
     (ii) 125,000 shares of common stock of Libertyville Bank & Trust Company;
     (iii) 107,500 shares of common stock of Hinsdale Bank & Trust Company;
     (iv) 142,500 shares of common stock of North Shore Community Bank & Trust Company;
     (v) 125,000 shares of common stock of Barrington Bank and Trust Company;

     (vi) 125,000 shares of common stock of Crystal Lake Bank and Trust Company; and
     (vii) 162,500 shares of common stock of Northbrook Bank and Trust Company;
     (viii) 46,000 shares of common stock of Wheaton Bank and Trust;
     (ix) 100,000 shares of common stock of Village Bank and Trust Arlington Heights;
     (x) 725,723 shares of common stock of Advantage National Bank;
     (xi) 12,000 shares of common stock of Town Bank;
     (xii) 90,000 shares of common stock of State Bank of the Lakes;
          (b) The Collateral has been delivered to the Custodian for safekeeping and the Custodian acknowledges receipt thereof.
     2. Collateral Shares. Until the Custodian shall receive written notice from the Bank that all of the Obligations have been fully paid and satisfied, the parties hereto agree as follows:
          (a) The Custodian is hereby appointed as agent for the Bank, as secured party, and the Custodian shall hold and retain possession of the Collateral for the Bank as security for the payment of the Obligations;
          (b) The Borrower shall be unable to withdraw any of the Collateral without the Bank’s prior written consent;
          (c) The Custodian shall deliver all or any part of the Collateral to the Bank upon its request at any time; and
          (d) The Bank’s receipt for any of the Collateral so delivered by the Custodian shall be a full and complete receipt and acquittance to the Custodian as fiduciary for the Collateral.
     3. Acceptance. The Custodian hereby acknowledges that the Collateral has been pledged as security for the Obligations, and the Custodian hereby accepts appointment as agent for the Bank, as secured party, and agrees to act in accordance with the terms and provisions hereof. Until the termination of this Agreement, the Custodian agrees that it shall not have or assert, and waives any right, whether created by contract, statute or otherwise, to assert any right of offset against or lien or interest in any of the Collateral. The Collateral has been coded as assigned in the records of the Custodian, and none of the Collateral will be released by the Custodian without the prior written consent of the Bank.

     4. Indemnity; Assumption of Risk. To the fullest extent permitted by law, the Borrower shall defend, indemnify and hold harmless each of the Bank and the Custodian, and their respective officers, directors, agents, employees, members and affiliated companies (collectively, the “Indemnitees”), from and against all claims, judgments, damages, losses, penalties, liabilities, costs and expenses of investigation and defense of any claim and of any good faith settlement of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforseeable, including, without limitation, reasonable attorneys’ fees and expenses, any of which are incurred at any time as a result of, or in connection with, the entering into of this Agreement or the transactions contemplated thereby.
          (a) The Borrower and the Borrower’s counsel have requested that the Bank and the Custodian enter into this Agreement. None of the Indemnitees shall be liable for any expense, cost, loss or damage of any kind or nature relating or sustained by the Borrower as a result of the entering into this Agreement, including, without limitation, any franchise or other taxes payable as a result thereof, and the Borrower expressly assumes all risk of loss or damage by entering into this Agreement. Notwithstanding anything herein to the contrary, the Custodian shall remain liable for the actual losses incurred by the Borrower for the Custodian’s failure to return the collateral to the Bank within a reasonable period of time following receipt of a proper request to do so from the Bank, unless the Custodian is prohibited or restrained from delivering the Collateral by virtue of any judicial order, decree or other legal process.
     5. Fees. The Borrower agrees to pay an annual fee for the services rendered hereunder and shall continue to pay an annual fee until such time as this Agreement is terminated. The annual fee is currently $6,500.00 and is subject to change.
(remainder of page left intentionally blank; signature page follows)

     IN WITNESS WHEREOF, this Agreement has been signed as of the date first above appearing.

LASALLE BANK NATIONAL ASSOCIATION

By:

Name:

Title:

WINTRUST FINANCIAL CORPORATION

By:	/s/ David A. Dykstra 8/26/2005
Name:	DAVID DYKSTRA
Title:	Senior Executive Vice President & Chief Operating Officer

STANDARD FEDERAL BANK, N.A.

By:

Name:

Title:

4